Exhibit 99.1

Bioventus Announces Fourth Quarter and Full Year 2024 Financial Results

•Accelerated fourth quarter sales growth to 13.5%
•Fourth quarter gross margin expanded 310 bps and adjusted gross margin* expanded 230 bps
•Fourth quarter cash from operations of $19.3 million increased 86.3%
•Provides full-year 2025 financial guidance reflecting continued above market revenue growth and continued operating margin expansion

DURHAM, NC — March 11, 2025 — Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, today announced fourth quarter and full-year financial results for the year ended December 31, 2024, and provided its financial guidance for full-year 2025.

“Our Bioventus team delivered strong results in the fourth quarter to conclude a very successful and transformational year for our company,” said Rob Claypoole, Bioventus President and Chief Executive Officer. “Looking forward, we believe we are well positioned to build on this positive momentum, driving above-market revenue growth with a multitude of diverse growth drivers, while enhancing profitability and accelerating cash flow to create significant shareholder value.”

Fourth Quarter 2024 Financial Results
For the fourth quarter, worldwide revenue totaled $153.6 million, an increase of 13.5% compared to the prior year, driven by double-digit growth in Pain Treatments and Surgical Solutions.
Net loss from continuing operations was $0.3 million, compared to net loss from continuing operations of $7.7 million in the prior-year period. Adjusted EBITDA* from continuing operations of $28.3 million advanced 28.3% from $22.0 million last year due to strong revenue growth and adjusted gross margin expansion.
There was no loss per share of Class A common stock from continuing operations compared to a loss of $0.10 per share last year. Non-GAAP earnings per share from continuing operations* was $0.15 per share, compared to income of $0.07 per share in the prior year.
Full-Year 2024 Financial Results
Bioventus’ full-year 2024 worldwide revenue totaled $573.3 million, an increase of 11.9% compared to the prior year. On an organic* basis, revenue increased 14.4%, driven by double-digit growth in Pain Treatments and Surgical Solutions.
Full-year 2024 net loss from continuing operations was $43.8 million, compared to net loss from continuing operations of $121.2 million in the prior year. Adjusted EBITDA from continuing operations* of $108.9 million advanced 22.5% from $88.9 million last year due to strong revenue growth and adjusted gross margin expansion.
Loss per share of Class A common stock from continuing operations was $0.52 per share, compared to a loss of $1.54 per share last year. Non-GAAP earnings per share from continuing operations* was $0.49 per share, compared to $0.02 per share in the prior year.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Revenue By Business
The following tables represent net sales by geographic region and by business, for the three and twelve months of 2024 and 2023, respectively:

	Three Months Ended		Change as Reported		Constant Currency* Change
	December 31, 2024	December 31, 2023	$	%	%
U.S.
Pain Treatments	$62,799	$52,926	$9,873	18.7%	18.7%
Surgical Solutions(a)	46,431	39,757	6,674	16.8%	16.8%
Restorative Therapies(a)	25,980	26,125	(145)	(0.6%)	(0.6%)
Total U.S. net sales	135,210	118,808	16,402	13.8%	13.8%
International
Pain Treatments	6,414	6,218	196	3.2%	2.8%
Surgical Solutions(a)	7,293	5,936	1,357	22.9%	23.0%
Restorative Therapies(a)	4,725	4,461	264	5.9%	5.5%
Total International net sales	18,432	16,615	1,817	10.9%	10.7%
Total net sales	$153,642	$135,423	$18,219	13.5%	13.4%
(a)Sales from the SonicOne product were reclassified from Restorative Therapies to Surgical Solutions on a prospective and retrospective basis during the first quarter of 2024 as SonicOne's ability to remove devitalized or necrotic tissue and fiber deposits more closely aligns with Surgical Solutions' soft tissue management. SonicOne revenue reclassified for the three months ended December 31, 2023 totaled $1,539 and $85 for the U.S. and International reporting segments, respectively.

	Year Ended		Change as Reported		Constant Currency* Change
	December 31, 2024	December 31, 2023	$	%	%
U.S.
Pain Treatments	$234,936	$197,954	$36,982	18.7%	18.7%
Surgical Solutions(a)	167,706	141,888	25,818	18.2%	18.2%
Restorative Therapies(a)	104,167	110,018	(5,851)	(5.3%)	(5.3%)
Total U.S. net sales	506,809	449,860	56,949	12.7%	12.7%
International
Pain Treatments	26,353	22,847	3,506	15.3%	15.4%
Surgical Solutions(a)	21,549	19,715	1,834	9.3%	9.5%
Restorative Therapies(a)	18,569	19,923	(1,354)	(6.8%)	(6.5%)
Total International net sales	66,471	62,485	3,986	6.4%	6.6%
Total net sales	$573,280	$512,345	$60,935	11.9%	11.9%
(a)Sales from the SonicOne product were reclassified from Restorative Therapies to Surgical Solutions on a prospective and retrospective basis during the first quarter of 2024 as SonicOne's ability to remove devitalized or necrotic tissue and fiber deposits more closely aligns with Surgical Solutions' soft tissue management. SonicOne revenue reclassified for the year ended December 31, 2023 totaled $6,833 and $299 for the U.S. and International reporting segments, respectively.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Recent Business Highlights
Bioventus continues to advance its strategic priorities with key achievements, including the following:
•Delivered five consecutive quarters of double-digit revenue growth in Pain Treatments and Surgical Solutions, which contributed to a 28.3% increase in Adjusted EBITDA* in the fourth quarter
•Divested the Advanced Rehabilitation Business in the fourth quarter, receiving $24.7 million in proceeds at closing
•Strengthened the balance sheet and improved liquidity by reducing long-term debt by $48.3 million in the fourth quarter

2025 Financial Guidance
Bioventus introduced its financial guidance for full-year 2025. The Company expects:
•Net sales of $560 million to $570 million. This reflects organic* growth of approximately 6.1% to 8.0% when including the impact of the Company's divestiture of its Advanced Rehabilitation Business, which generated revenue of $45.4 million in 2024.
•Adjusted EBITDA* of $112 million to $116 million, reflecting 100 basis points in Adjusted EBITDA Margin* growth compared to the 2024 Adjusted EBITDA* Margin of 19.0% when using the low end of the 2025 revenue and Adjusted EBITDA* guidance.
•Non-GAAP EPS* of $0.64 to $0.68, reflecting an increase of 30.6% to 38.8%.
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition and divestiture related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Surgical Solutions and Restorative Therapies. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.

Fourth Quarter 2024 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on March 11, 2025. Those who would like to participate may dial 1-833-636-0497 (domestic and international) and refer to Bioventus Inc.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until March 10, 2026.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; the impact of our recently divested Advanced Rehabilitation Business on our financial condition and operations; our business strategy, position and operations; and expected sales trends, opportunities, market position and growth. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that may cause actual results to differ materially from current expectations include, among other things: we might not realize some or all of the benefits expected to result from the recently completed divestiture of our Advanced Rehabilitation Business; if we fail to properly manage growth or scale our business processes, systems, or data management, our business could suffer; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and other highly qualified personnel necessary to execute our strategic plans; we may face issues with respect to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; we might not meet certain of our debt covenants under our Credit and Guaranty Agreement and might be required to repay our indebtedness on an accelerated basis; there are restrictions on operations and other costs associated with our indebtedness; we might require additional capital to fund our current financial obligations and support business growth; failure to establish and maintain effective financial controls could adversely affect our business and stock price; we might not be able to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; our cash is maintained at financial institutions, often in balance that exceed federally insured limits; we have been subject to securities class action litigation and may be subject to similar or other litigation, including shareholder litigation, in the future, which will require significant management time and attention, result in significant legal expenses or costs not covered by our insurers, and may result in unfavorable outcomes; we are highly dependent on a limited number of products; our long-term growth may be limited by our inability to develop, acquire and commercialize new products, line extensions or expanded indications; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our EXOGEN system, by the U.S. Food and Drug Administration (“FDA”) could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of EXOGEN; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products; pricing pressure and other competitive factors; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; if our HA products are reclassified from medical devices to drugs in the United States by the FDA, it could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our growth or scale our business processes, systems, or data management; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; security breaches, unauthorized access to or disclosure of information, cyberattacks, or other incidents or the perception that confidential information in our or our vendors’ or service providers’ possession or control is not secure; failure of key information technology and communications systems, process or sites; economic, political (including international tariffs), regulatory and other risks related to international sales, manufacturing and operations; unstable political or economic conditions; failure to maintain contractual relationships; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; legislative or regulatory reforms; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; risks related to intellectual property matters; the dilution of our Class A common stockholders upon an exchange of the outstanding common membership interests in Bioventus LLC could adversely affect the market price of our Class A common stock and the resale of such shares could cause the market price of our Class A common stock to fall; and other the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Bioventus’ other filings with the SEC which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of December 31, 2024 and December 31, 2023
(Amounts in thousands, except share amounts) (unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$41,582	$36,964
Accounts receivable, net	127,393	122,789
Inventory	92,475	91,333
Prepaid and other current assets	14,160	16,913
Total current assets	275,610	267,999
Property and equipment, net	27,012	36,605
Goodwill	7,462	7,462
Intangible assets, net	404,729	482,350
Operating lease assets	6,506	13,353
Deferred tax assets	4,745	—
Investment and other assets	1,892	3,141
Total assets	$727,956	$810,910
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,690	$23,038
Accrued liabilities	135,879	119,795
Current portion of long-term debt	27,339	27,848
Current portion of contingent consideration	19,573	—
Other current liabilities	3,917	4,816
Total current liabilities	210,398	175,497
Long-term debt, less current portion	308,288	366,998
Deferred income taxes	564	1,213
Contingent consideration	—	18,150
Other long-term liabilities	23,102	27,934
Total liabilities	542,352	589,792
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of December 31, 2024 and December 31, 2023, 65,758,341 and 63,267,436 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	66	63
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of December 31, 2024 and December 31, 2023	16	16
Additional paid-in capital	505,509	494,254
Accumulated deficit	(355,078)	(321,536)
Accumulated other comprehensive (loss) income	(2,573)	794
Total stockholders’ equity attributable to Bioventus Inc.	147,940	173,591
Noncontrolling interest	37,664	47,527
Total stockholders’ equity	185,604	221,118
Total liabilities and stockholders’ equity	$727,956	$810,910

BIOVENTUS INC.
Consolidated statements of operations and comprehensive loss
(Amounts in thousands, except share and per share data) (unaudited)

	Three Months Ended(1)		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$153,642	$135,423	$573,280	$512,345
Cost of sales (including depreciation and amortization of $10,630 and $10,357, $41,882, $48,503 respectively)	50,986	49,122	185,054	184,152
Gross profit	102,656	86,301	388,226	328,193
Selling, general and administrative expense	86,613	78,357	340,894	303,879
Research and development expense	3,246	3,262	13,639	13,446
Restructuring costs	(52)	(71)	(52)	840
Change in fair value of contingent consideration	345	290	1,423	719
Depreciation and amortization	1,768	2,102	7,652	8,842
Impairment of assets	2,456	—	36,357	78,615
Loss on disposals	292	1,196	292	3,577
Operating income (loss)	7,988	1,165	(11,979)	(81,725)
Interest expense, net	8,997	10,280	38,792	40,676
Other income	(1,241)	(709)	(1,645)	(1,290)
Other expense	7,756	9,571	37,147	39,386
Income (loss) before income taxes	232	(8,406)	(49,126)	(121,111)
Income tax expense (benefit), net	550	(750)	(5,293)	85
Net loss from continuing operations	(318)	(7,656)	(43,833)	(121,196)
Loss from discontinued operations, net of tax	—	—	—	(74,429)
Net loss	(318)	(7,656)	(43,833)	(195,625)
Loss attributable to noncontrolling interest - continuing operations	162	1,560	10,291	24,458
Loss attributable to noncontrolling interest - discontinued operations	—	—	—	14,937
Net loss attributable to Bioventus Inc.	$(156)	$(6,096)	$(33,542)	$(156,230)

Loss per share of Class A common stock from:
Continuing operations, basic and diluted	$—	$(0.10)	$(0.52)	$(1.54)
Discontinued operations, basic and diluted	—	—	—	(0.95)
Loss per share of Class A common stock	$—	$(0.10)	$(0.52)	$(2.49)

Weighted-average shares of Class A common stock outstanding basic and diluted	65,451,881	63,101,172	64,547,474	62,647,554

(1) The three months ended December 31, 2024 and 2023 covered the periods beginning September 28, 2024 and September 30, 2023, respectively.

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands) (unaudited)

	Three Months Ended(1)		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating activities:
Net loss	$(318)	$(7,656)	$(43,833)	$(195,625)
Less: Loss from discontinued operations, net of tax	—	—	—	(74,429)
Loss from continuing operations	(318)	(7,656)	(43,833)	(121,196)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	12,405	12,465	49,555	57,365
Equity-based compensation	1,731	1,775	10,058	2,722
Change in fair value of contingent consideration	345	290	1,423	719
Impairments of assets	2,456	—	36,357	78,615
Deferred income taxes	3,215	1,163	(5,394)	(2,377)
Loss on disposals	292	1,196	292	3,577
Unrealized (gain) loss on foreign currency fluctuations	(126)	(732)	(259)	665
Other, net	1,430	(102)	2,376	604
Changes in working capital	(2,108)	1,975	(11,780)	(3,181)
Net cash from operating activities - continuing operations	19,322	10,374	38,795	17,513
Net cash from operating activities - discontinued operations	—	—	—	(2,169)
Net cash from operating activities	19,322	10,374	38,795	15,344
Investing activities:
Proceeds from sale of a business	24,678	(222)	24,678	34,675
Purchase of property and equipment	(574)	(369)	(1,006)	(7,362)
Investments and acquisition of distribution rights	—	—	(709)	—
Net cash from investing activities - continuing operations	24,104	(591)	22,963	27,313
Net cash from investing activities - discontinued operations	—	—	—	(11,506)
Net cash from investing activities	24,104	(591)	22,963	15,807
Financing activities:
Proceeds from issuance of Class A and B common stock	1,103	158	2,442	778
Receipt of deferred consideration	4,500	—	4,500	—
Borrowing on revolver	—	—	—	64,000
Payment on revolver	(15,000)	—	(15,000)	(49,000)
Debt financing costs	—	—	(1,180)	(3,661)
Payments on long-term debt	(33,264)	—	(44,584)	(38,264)
Other, net	(194)	(172)	(758)	(506)
Net cash from financing activities	(42,855)	(14)	(54,580)	(26,653)
Effect of exchange rate changes on cash	(2,063)	368	(2,560)	629
Net change in cash and cash equivalents	(1,492)	10,137	4,618	5,127
Cash and cash equivalents at the beginning of the period	43,074	26,827	36,964	31,837
Cash and cash equivalents at end of the period	$41,582	$36,964	$41,582	$36,964
(1) The three months ended December 31, 2024 and 2023 covered the periods beginning September 28, 2024 and September 30, 2023, respectively.

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” or "organic growth" to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP (or Adjusted) Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting because we believe these measures are useful indicators of our operating performance.
We define Adjusted EBITDA as net loss from continuing operations before depreciation and amortization, provision of income taxes and interest expense, net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, equity-based compensation expense, financial restructuring costs and other items. See the table below for a reconciliation of net loss from continuing operations to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and divestiture related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, financial restructuring costs and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating income (loss) and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
We define Non-GAAP Operating Expenses as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, financial restructuring costs and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
*See below under “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income from continuing operations as Net Income from continuing operations, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, financial restructuring costs, other items and the tax effect of adjusting items. See the table below for a reconciliation of Net loss from continuing operations to Non-GAAP Net Income from continuing operations.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, financial restructuring costs, other items and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Prior Period Recast for Discontinued Operations
On February 27, 2023, the Company ceased to control CartiHeal for accounting purposes, and therefore, deconsolidated CartiHeal effective February 27, 2023. CartiHeal was part of the Company’s international reporting segment. The Company treated the deconsolidation of CartiHeal as a discontinued operation. Refer to Note 4. Acquisitions and divestitures and Note 15. Discontinued operations in the Company's Form 10-K for the period ended December 31, 2024, filed on March 11, 2025, for further details regarding the deconsolidation of CartiHeal.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisition and divestiture related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA (unaudited)

	Three Months Ended		Years Ended
($, thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net loss from continuing operations	$(318)	$(7,656)	$(43,833)	$(121,196)
Interest expense, net	8,997	10,280	38,792	40,676
Income tax expense (benefit), net	550	(750)	(5,293)	85
Depreciation and amortization(a)	12,405	12,465	49,555	57,365
Acquisition and related costs(b)	345	1,647	1,339	5,694
Shareholder litigation costs(c)	82	—	13,802	—
Restructuring and succession charges(d)	(124)	1,420	(57)	2,331
Equity-based compensation(e)	1,731	1,775	10,058	2,722
Financial restructuring costs(f)	—	226	351	7,291
Impairment of assets(g)	2,456	—	36,357	78,615
Loss on disposal of a business(h)	292	222	292	1,539
Other items(i)	1,834	2,389	7,519	13,740
Adjusted EBITDA	$28,250	$22,018	$108,882	$88,862
(a)Includes for the three months ended December 31, 2024 and December 31, 2023 and the years ended December 31, 2024 and December 31, 2023, respectively, depreciation and amortization of $10.6 million, $10.4 million, $41.9 million and $48.5 million in cost of sales and $1.8 million, $2.1 million, $7.7 million and $8.9 million in operating expenses presented in the consolidated statements of operations and comprehensive loss.
(b)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(c)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(d)Costs incurred were the result of adopting restructuring plans to reduce headcount, contract termination, reorganize management structure and consolidate certain facilities.
(e)Includes compensation expense resulting from awards granted under our equity-based compensation plans. The year ended December 31, 2024 includes increased award activity as a result of certain annual employee bonuses granted in the form of equity awards. The year ended December 31, 2023 includes the reversal of $3.8 million in equity-based compensation expenses related to the transition of our executive leadership.
(f)Financial restructuring costs include advisory fees and debt amendment related costs.
(g)Activity in 2024 includes: (i) a non-cash impairment charge of $33.9 million for intangible assets solely attributable to our Advanced Rehabilitation Business due to the decision to divest the business and (ii) a non-cash impairment charge of $2.5 million for rented right of use assets involving exited office and warehouse spaces. Activity in 2023 relates to the non-cash impairment charge attributable to our divested Wound Business.
(h)Represents the loss on the disposal of the Advanced Rehabilitation and Wound Businesses for the years ended December 31, 2024 and 2023, respectively.
(i)Other items primarily include charges associated with strategic transactions, such as potential acquisitions or divestitures and a transformative project to redesign systems and information processing. Other items for the three months ended December 31, 2024 mostly consisted of divestiture costs related to the Company's Advanced Rehabilitation Business. Other items for the three months ended December 31, 2023 primarily consisted of $1.3 million in transformative project costs and $0.6 million in strategic transaction costs.
During the year ended December 31, 2024, other items primarily consisted of the following: (i) divestiture costs related to the Company’s Advanced Rehabilitation Business, including transactional fees, totaled $4.7 million; (ii) transformative project costs of $1.7 million; and (iii) strategic transaction costs of $0.4 million.
During the year ended December 31, 2023, other items mostly consisted of the following: (i) strategic transaction costs of $4.8 million, including divestiture costs of $1.1 million related to Advanced Rehabilitation; (ii) transformative project costs of $4.5 million; (iii) transition and severance costs of $2.8 million; and (iv) $1.0 million in costs related to the discontinuance of MOTYS.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended December 31, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$102,656	$91,422	$3,246	$7,988	$(318)	$—
Reported GAAP margin	66.8%			5.2%
Depreciation and amortization(b)	10,630	1,768	7	12,405	12,405	0.15
Acquisition and related costs(c)	—	345	—	345	345	—
Shareholder litigation costs(d)	—	82	—	82	82	—
Restructuring and succession charges(e)	—	(124)	—	(124)	(124)	—
Impairment of assets(f)	—	2,456	—	2,456	2,456	0.03
Loss on disposal of a business(h)	—	292	—	292	292	—
Other items(i)	—	2,646	86	2,732	1,834	0.02
Tax effect of adjusting items(j)	—	—	—	—	(4,355)	(0.05)
Non-GAAP measure	$113,286	$83,957	$3,153	$26,176	$12,617	$0.15
Non-GAAP margin	73.7%			17.0%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations

Three Months Ended December 31, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$86,301	$81,874	$3,262	$1,165	$(7,656)	$(0.10)
Reported GAAP margin	63.7%			0.9%
Depreciation and amortization(b)	10,357	2,102	6	12,465	12,465	0.16
Acquisition and related costs(c)	—	1,647	—	1,647	1,647	0.02
Restructuring and succession charges(e)	—	1,420	—	1,420	1,420	0.02
Financial restructuring costs(g)	—	226	—	226	226	—
Loss on disposal of a business(h)	—	222	—	222	222	—
Other items(i)	—	2,500	(111)	2,389	2,389	0.03
Tax effect of adjusting items(j)	—	—	—	—	(4,611)	(0.06)
Non-GAAP measure	$96,658	$73,757	$3,367	$19,534	$6,102	$0.07
Non-GAAP margin	71.4%			14.4%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations

*See below under “Use of Non-GAAP Financial Measures” for more details.

Year Ended December 31, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$388,226	$386,566	$13,639	$(11,979)	$(43,833)	$(0.52)
Reported GAAP margin	67.7%			(2.1%)
Depreciation and amortization(b)	41,882	7,652	21	49,555	49,555	0.62
Acquisition and related costs(c)	—	1,339	—	1,339	1,339	0.02
Shareholder litigation costs(d)	—	13,802	—	13,802	13,802	0.17
Restructuring and succession charges(e)	—	(57)	—	(57)	(57)	—
Impairment of assets(f)	—	36,357	—	36,357	36,357	0.45
Financial restructuring costs(g)	—	351	—	351	351	—
Loss on disposal of a business(h)	—	292	—	292	292	—
Other items(i)	—	7,894	514	8,408	7,519	0.09
Tax effect of adjusting items(j)	—	—	—	—	(27,620)	(0.34)
Non-GAAP measure	$430,108	$318,936	$13,104	$98,068	$37,705	$0.49
Non-GAAP margin	75.0%			17.1%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations

Year Ended December 31, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(k)
Reported GAAP measure	$328,193	$396,472	$13,446	$(81,725)	$(121,196)	$(1.54)
Reported GAAP margin	64.1%			(16.0%)
Depreciation and amortization(b)	48,503	8,842	20	57,365	57,365	0.73
Acquisition and related costs(c)	—	5,694	—	5,694	5,694	0.07
Restructuring and succession charges(e)	—	2,331	—	2,331	2,331	0.03
Impairment of assets(f)	—	78,615	—	78,615	78,615	1.00
Financial restructuring costs(g)	—	7,291	—	7,291	7,291	0.09
Loss on disposal of a business(h)	—	1,539	—	1,539	1,539	0.02
Other items(i)	—	8,761	1,175	9,936	9,936	0.13
Tax effect of adjusting items(j)	—	—	—	—	(36,401)	(0.51)
Non-GAAP measure	$376,696	$283,399	$12,251	$81,046	$5,174	$0.02
Non-GAAP margin	73.5%			15.8%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three months ended December 31, 2024 and 2023 and the years ended December 31, 2024 and 2023, respectively, depreciation and amortization of $10.6 million, $10.4 million, $41.9 million and $48.5 million in cost of sales and $1.8 million, $2.1 million, $7.7 million and $8.9 million in operating expenses presented in the consolidated statements of operations and comprehensive loss.
(c)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(d)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(e)Costs incurred were the result of adopting restructuring plans to reduce headcount, contract termination, reorganize management structure and consolidate certain facilities.
(f)Activity in 2024 includes: (i) a non-cash impairment charge of $33.9 million for intangible assets solely attributable to our Advanced Rehabilitation Business due to the decision to divest the business and (ii) a non-cash impairment charge of $2.5 million for rented right of use assets involving exited office and warehouse spaces. Activity in 2023 relates to the non-cash impairment charge attributable to our divested Wound Business.
(g)Financial restructuring costs include advisory fees and debt amendment related costs.
*See below under “Use of Non-GAAP Financial Measures” for more details.

(h)Represents the loss on the disposal for the Advanced Rehabilitation and Wound Businesses for the year ended December 31, 2024 and 2023, respectively.
(i)Other items primarily include charges associated with strategic transactions, such as potential acquisitions or divestitures and a transformative project to redesign systems and information processing. Other items for the three months December 31, 2024 mostly consisted of divestiture costs related to the Company's Advanced Rehabilitation Business. Other items for the three months ended December 31, 2023 primarily consisted of $1.3 million in transformative project costs and $0.6 million in strategic transaction costs.
During the year ended December 31, 2024, other items primarily consisted of the following: (i) divestiture costs related to the Company’s Advanced Rehabilitation Business, including transactional fees, totaling $4.7 million; (ii) transformative project costs of $1.7 million; and (iii) strategic transaction costs of $0.4 million.
During the year ended December 31, 2023, other items mainly consisted of the following: (i) strategic transaction costs totaling $4.8 million, including divestiture costs of $1.1 million related to Advanced Rehabilitation; (ii) transformative project costs of $4.5 million; (iii) transition and severance costs of $2.8 million; and (iv) $1.0 million in costs related to the discontinuance of MOTYS. Other items also includes a reversal of $3.8 million in equity-based compensation expenses related to the transition of our executive leadership.
(j)The three months ended and year ended December 31, 2024 includes a tax impact of $0.7 million and $8.7 million, respectively, related to the impairment of assets. The year ended December 31, 2023 includes a $15.3 million tax impact related to the impairment of assets. An estimated tax impact for the remaining adjustments to Non-GAAP Net Income was calculated by applying a rate of 25.1% to those adjustments for the year ended December 31, 2024 and 2023.
(k)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 19.4% and 20.0%, respectively, for the years ended December 31, 2024 and 2023.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See below under “Use of Non-GAAP Financial Measures” for more details.